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                                                                      Exhibit 23


                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2004 relating to the financial statements, which appears in Pruco Life Insurance Company of New Jersey's Annual Report on Form 10-K for the year ended December 31, 2003.


PricewaterhouseCoopers LLP
New York, New York
April 7, 2004